Exhibit 10.2

AGENCY AGREEMENT

February 5, 2014

Vista Gold U.S. Inc.
Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado
80127

Attention:John F. Engele, Chief Financial Officer

Dear Sirs:

Haywood Securities Inc. (“Haywood”) and Dundee Securities Ltd. (each, an "Agent" and collectively, the “Agents”), understand that Vista Gold U.S. Inc. (the "Selling Shareholder") proposes to sell 16,000,000 common shares of Midas Gold Corp. (each, a "Share" and collectively, the "Shares").

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof the Selling Shareholder hereby appoints the Agents, as the Selling Shareholder's sole and exclusive agents to offer the Shares at a price of $0.80 per Share (the "Offering Price") for aggregate gross proceeds of $12,800,000 to the Selling Shareholder and to use their commercially reasonable efforts to secure purchasers therefor, provided that the Agents shall be under no obligation to purchase any of such Shares as principal.

The offering of the Shares by the Selling Shareholder described in this Agreement is hereinafter referred to as the "Offering".

In consideration of the Agents’ services to be rendered in connection with the Offering, the Selling Shareholder shall pay to the Agents a cash fee (the "Agency Fee") in an amount equal to 6% of the gross proceeds received by the Selling Shareholder from the sale of the Shares by the Agents.

The additional terms and conditions of this Agency Agreement (the "Agreement") are set forth below.

1.	DEFINITIONS and interpretation

In this Agreement:

"Agency Fee" has the meaning given to that term on page 1 of this Agreement;

"Agent" has the meaning given to that term on page 1 of this Agreement;

"Agents’ Expenses" has the meaning given to that term in section 6.1;

"Applicable Securities Laws" means all applicable securities laws of Canada and the provinces and territories of Canada, U.S. Securities Laws and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the applicable securities regulatory authorities;

"Business Day" means a day, other than a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia, on which banks are open generally to conduct commercial business in Vancouver, British Columbia;

"Closing" means the closing of the sale of the Shares pursuant to the terms of this Agreement;

"Closing Date" means the date on which the Closing occurs;

"distribution" has the meaning given to that term in the Securities Act (British Columbia);

“Dundee” means Dundee Securities Ltd.;

“Form 45-102F1” means Form 45-102F1 Notice of Intention to Distribute Securities under Section 2.8 of NI 45-102 Resale of Securities;

“Haywood” means Haywood Securities Inc.;

"Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrances or adverse claims or demands of any nature whatsoever, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“Loan Facility” means the senior secured credit facility granted by Sprott Lending in favour of Vista pursuant to a credit agreement dated as of March 28, 2013, as amended by a credit agreement modification agreement made as September 20, 2013;

“Locked Up Shares” has the meaning given to that term in Section 10.1(a);

“Lock Up Period” means (i) if at least 14,400,000 Shares are sold on the Closing Date, the period from the Closing Date to the date that is 12 months after the Closing Date or (i) if less than 14,400,000 Shares are sold on the Closing Date, the period from the Closing Date to the date that is 8 months after the Closing Date;

"material change" has the meaning given to that term in the Securities Act (British Columbia);

"material fact" has the meaning given to that term in the Securities Act (British Columbia);

“Midas” means Midas Gold Corp.;

“NI 45-102” means National Instrument 45-102 Resale of Securities;

"Offering" has the meaning given to that term on page 1 of this Agreement;

"Offering Price" has the meaning given to that term on page 1 of this Agreement;

"Purchasers" means, collectively, each of the purchasers of Shares arranged by the Agents, pursuant to the Offering, including, if applicable, the Agents;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act;

"SEDAR" means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval;

"Selling Shareholder" has the meaning given to that term on page 1 of this Agreement;

"Shares" has the meaning given to that term on page 1 of this Agreement;

“Sprott Lending” means Sprott Resource Lending Partnership;

“take-over bid” has the meaning given to that term in the Securities Act (British Columbia);

"Time of Closing" means the time on the Closing Date at which the Closing occurs;

"trade" has the meaning given to that term in the Securities Act (British Columbia);

"TSX" means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Affiliates” means the respective U.S. registered broker-dealer affiliates of one or more of the Agents;

“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations made thereunder;

“U.S. Securities Laws” means the securities laws of the United States, its territories and possessions, any state of the United States and the District of Columbia; and

“Vista” means Vista Gold Corp.

All references to dollar figures in this Agreement are to Canadian dollars.

2.	nature of the transaction

Upon receiving instructions from the Agents, the Selling Shareholder will co-operate reasonably with the filing of the Form 45-102F1 in order that the sale of the Shares is an exempt control distribution in accordance with Section 2.8 of NI 45-102.

The Selling Shareholder agrees to pay to the Agents the Agency Fee upon completion of the Offering.

3.	RIGHTS OF PARTICIPATION

The rights and obligations of the Agents under this Agreement, including but not limited to the entitlement to the Agency Fee, will be several (as distinguished from joint or joint and several) rights and obligations of each Agent.

Except as otherwise specifically provided in this Agreement, the rights and obligations of the Agents will be divided in the proportions in which the Agents participate in the Offering, as set forth in section 3.3 hereof.

The Agents will participate in the Offering as follows, unless otherwise agreed to between the Agents:

Haywood50%
Dundee50%

4.	REPRESENTATIONS AND WARRANTIES

The Selling Shareholder represents and warrants to the Agents, and acknowledges that the Agents are relying upon such representations and warranties in entering into this Agreement, that:

the Selling Shareholder is duly incorporated and is and will be at the Time of Closing up-to-date in all material corporate filings and in good standing under applicable legislation and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets, and to enter into and deliver this Agreement and to perform its obligations hereunder including, as applicable, to own and sell the Shares to be sold under the Offering;

this Agreement has been or will, as of the Time of Closing, be duly and validly executed and delivered by the Selling Shareholder and this Agreement shall constitute a legal, valid and binding obligation of the Selling Shareholder enforceable against the Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

except (A) the Loan Facility and (B) consents or exemptions that have been obtained or may be required to be obtained by the Selling Shareholder or the

Agents under Applicable Securities Laws, regulatory requirements or stock exchange regulations, none of the execution and delivery or performance of this Agreement by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement by the Selling Shareholder will result in a breach of or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Selling Shareholder; (ii) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease, voting trust agreement, shareholders' agreement or other document to which such Selling Shareholder is a party or by which it is bound or to which any of its property is or may be subject; or (iii) any judgment, decree or order binding the Selling Shareholder or a material portion of the property or assets thereof;

there is no action, suit or proceeding pending or, to the knowledge of the Selling Shareholder, threatened against the Selling Shareholder which questions the validity or enforceability of this Agreement or of any action taken or to be taken by the Selling Shareholder pursuant to or in connection with this Agreement;

the execution and delivery of this Agreement by the Selling Shareholder, the fulfillment of the terms hereof by the Selling Shareholder and the sale and delivery of the Shares at the Time of Closing does not and will not require (other than pursuant to NI 45-102 and insider reporting requirements under the Applicable Securities Laws) any filings to be made, any notice provided to or the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other third party, except (i) Sprott Lending, and (ii) such as have been obtained or such as may be required to be obtained by the Selling Shareholder or the Agents under Applicable Securities Laws, regulatory requirements or stock exchange regulations;

the Selling Shareholder has held the Shares for at least four months prior to the date hereof;

no unusual effort has been made by the Selling Shareholder or, to the knowledge of the Selling Shareholder, by any other person, to prepare the market or to create a demand for the Shares;

the Selling Shareholder has no reasonable grounds to believe Midas is in default of securities legislation, as such term is defined in National Instrument 14-101 Definitions;

in making its decision to sell the Shares, the Selling Shareholder did not rely on any material information concerning Midas which was not publicly disclosed;

there are no actions, proceedings or investigations current, pending or, to the best of the knowledge of the Selling Shareholder, threatened against or affecting the Selling Shareholder in relation to the Shares being sold by the Selling Shareholder;

as of the date hereof, no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase of any of the Shares, except as provided in the Loan Facility;

the Selling Shareholder is, as of the date hereof, except as provided in the Loan Facility, and will be, at the Time of Closing and prior to delivery of the Shares to, or as directed by, the Agents, the legal and beneficial owner of the Shares;

at the Time of Closing and prior to delivery of the Shares to, or as directed by, the Agents, the Selling Shareholder will have good and marketable title to the Shares, free and clear of all Liens, including, without limitation, any restrictions on transfer or pre-emptive or similar rights;

at the Time of Closing and prior to delivery of the Shares to, or as directed by, the Agents, the Selling Shareholder will have full legal right, power, capacity and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares in the manner provided in this Agreement and upon delivery of and payment for the Shares hereunder the Purchasers will acquire good and marketable title to the Shares free and clear of any Lien and without any restrictions on the transfer thereof;

the Selling Shareholder has not withheld from the Agents any facts relating to the Shares and/or the Selling Shareholder which would be material to the Agents;

other than the Agents pursuant to this Agreement, there is no person acting or purporting to act at the request of the Selling Shareholder who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein, except a fee payable to Endeavour Financial Limited (Cayman) pursuant to a letter agreement dated September 4, 2013 for the provision of financial advisory services;

the operations of the Selling Shareholder are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholder, threatened;

the Selling Shareholder has not, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Selling Shareholder and its operations, and will not use any portion of the proceeds from the sale of the Shares, in contravention of such legislation;

the Selling Shareholder makes the representations and warranties contained in Schedule “A” hereto, which are hereby incorporated by reference; and

the Selling Shareholder or, to the best knowledge of the Selling Shareholder, any director, officer, agent, employee, affiliate or person acting on behalf of the Selling Shareholder has not been or is not currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department; and the Selling Shareholder will not directly or indirectly use any proceeds from the sale of the Shares or lend, contribute or otherwise make available such proceeds to the Selling Shareholder or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person targeted by any of the sanctions of the United States.

The representations and warranties of the Selling Shareholder contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Agents.

Each Agent severally and not jointly, nor jointly and severally, represents and warrants to the Selling Shareholder, and acknowledges that the Selling Shareholder is relying upon such representations and warranties in entering into this Agreement, that:

the Agent is, and will remain so until the completion of the Offering, appropriately registered under Canadian Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder and the Agent is, and will remain so until the completion of the Offering, a member in good standing of the TSX;

the Agent will sell the Shares in accordance with Applicable Securities Laws and this Agreement and in relation to any sales to buyers that are, or are acting for the account or benefit of, U.S. Persons or persons in the United States only to Purchasers that are Qualified Institutional Buyers on a private placement basis, pursuant to an exemption available under the U.S. Securities Act and similar exemptions from any applicable securities laws of any state of the United States and in accordance with the terms, conditions, representations, warranties and covenants of the parties contained in Schedule “A” hereto, the provisions of which are agreed to by the Selling Shareholder, the Agents and the U.S. Affiliates, and which Schedule “A” forms part of this Agreement;

the Agent has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

no unusual effort has been made by the Agent or, to the knowledge of the Agent,  by any other person, to prepare the market or to create a demand for the Shares; and

the execution and delivery of this Agreement by the Agent, the fulfillment of the terms hereof by the Agent and the sale and delivery of the Shares at the Time of Closing does not and will not require (other than pursuant to NI 45-102 and insider reporting requirements under the Applicable Securities Laws) any filings to be made, any notice provided to or the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other third party, except (i) Sprott Lending, and (ii) such as have been obtained or such as may be required to be obtained by the Selling Shareholder or the Agents under Applicable Securities Laws, regulatory requirements or stock exchange regulations.

The representations and warranties of the Agents contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Selling Shareholder.

5.	COVENANTS

The Selling Shareholder covenants and agrees with the Agents that it shall:

complete and execute a Form 45-102F1 no earlier than one Business Day before such form is filed on SEDAR;

advise the Agents in writing of the date on which the Form 45-102F1 was filed on SEDAR;

file, within three days after the completion of any trade of the Shares, an insider report prepared in accordance with Form 55-102F2 under National Instrument 55-102 System for Electronic Disclosure by Insiders (SEDI);

use commercially reasonable efforts to do or perform all things reasonably required to be done or performed by it prior to the Time of Closing to satisfy all conditions precedent to the delivery of the Shares;

not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of the securities of Midas to facilitate the sale or resale of any of the Shares;

prior to the Time of Closing, use commercially reasonable efforts to fulfil to the reasonable satisfaction of the Agents all legal requirements (including, without limitation, compliance with Applicable Securities Laws) required to be fulfilled by the Selling Shareholder to enable the Shares to be sold in Canada free of trade restrictions;

use commercially reasonable efforts to perform all of the obligations to be performed by it under this Agreement; and

from and including the date of this Agreement through to and including the Time of Closing, use commercially reasonable efforts to do all such acts and things necessary to ensure that all of the representations and warranties of the Selling Shareholder contained in this Agreement remain materially true and correct and not do any such act or thing that would render any representation or warranty of the Selling Shareholder contained in this Agreement materially untrue or incorrect.

Each Agent covenants and agrees with the Selling Shareholder that:

the first trade of the Shares shall not be made earlier than seven days after the date that the Selling Shareholder’s Form 45-102F1 has been filed on SEDAR;

the final trade of the Shares shall not be made later than thirty days after the date that the Selling Shareholder’s Form 45-102F1 has been filed on SEDAR;

it shall advise the Selling Shareholder within one Business Day of each trade of the Shares; and

it shall fulfil all legal requirements (including, without limitation, compliance with Applicable Securities Laws) to be fulfilled by it in connection with the Offering.

6.	EXPENSES and Agency fee

The Selling Shareholder will pay all expenses related to the Offering, including all fees and disbursements of its own legal counsel, out-of-pocket costs and filing fees.  The Selling Shareholder will pay the expenses (the "Agents’ Expenses") reasonably incurred by the Agents in connection with the transactions contemplated herein including, without limitation, the fees and disbursements and taxes of the legal counsel for the Agents.  Regardless of whether the transactions contemplated herein are completed or not, the Selling Shareholder will pay the Agents’ Expenses.  The Agents shall provide the Selling Shareholder with itemized invoices for the Agents’ Expenses.

The Agency Fee and the Agents’ Expenses may be deducted by the Agents from the proceeds of the sale of the Shares.

7.	Conditions Precedent

The following are conditions to the obligations of the Agents to complete the transactions contemplated in this Agreement, which conditions may be waived in writing in whole or in part by the Agents in their sole discretion:

no order ceasing or suspending trading in any securities of Midas, or ceasing or suspending trading by the Selling Shareholder, or prohibiting the trade or distribution of the Shares will have been issued and no proceedings for such purpose, to the best of the knowledge of the Selling Shareholder, will be pending or threatened;

the Agents not having exercised any rights of termination set forth in this Agreement;

Midas shall have agreed to the removal of the United States restrictive legend on the certificates representing the Shares, such legend shall have been removed from the certificates and certificates representing the Shares without such restrictive legend shall be available for delivery at the Time of Closing;

the Selling Shareholder will have, as of the Time of Closing, complied with all of its material covenants and agreements contained in this Agreement; and

the representations and warranties of the Selling Shareholder contained in this Agreement will be materially true and correct as of the Time of Closing as if such representations and warranties had been made as of the Time of Closing.

It is a condition precedent to the Closing that the sale of the Shares pursuant to the terms of this Agreement shall have been approved in writing by Sprott Lending, on terms satisfactory to the Agents and the Selling Shareholder.

8.	Closing

The Selling Shareholder and the Agents shall cause the Closing to occur on February 14, 2014 or such other date as may be agreed by the Selling Shareholder and the Agents.

If the Selling Shareholder has satisfied all of its obligations under this Agreement, on the Closing, the Agents shall pay to or as directed by the Selling Shareholder the gross proceeds of the sale of the Shares, less the Agency Fee and Agents’ Expenses.

9.	Indemnity

The Selling Shareholder and Vista (both defined as the “Indemnitor”) agree to indemnify and hold harmless the Agents, each of their respective subsidiaries and affiliates and each of their respective directors, officers, employees, partners, agents, each other person, if any, controlling any Agent, or any of its subsidiaries, affiliates and each shareholder of the Agents (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all losses (other than loss of profits), expenses, claims (including securityholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement, or in settlement with the Indemnitor's consent (such consent not to be unreasonably withheld) of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel (collectively, the "Losses") that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of  any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively the "Claims") insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the transactions contemplated in this Agreement. The Indemnitor agrees to waive any right the Indemnitor may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Indemnitor also agrees that no Indemnified Party shall have any liability (whether direct, indirect, contractual or extra-contractual) to the Indemnitor or any person asserting Claims on behalf of or in right of the Indemnitor for or in connection with the transactions contemplated in this Agreement except to the extent any Losses suffered by the Indemnitor are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted primarily from the negligence or willful misconduct of such Indemnified Party.  The Indemnitor will not, without the prior written consent of the Agents, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless the Indemnitor has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

Promptly after receiving notice of a Claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, any such Indemnified Party will notify the Indemnitor in writing of the particulars thereof, provided that the omission to so notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to any Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defense of such Claim or results in any material increase in the liability which the Indemnitor has under this indemnity. The Indemnitor shall have fourteen (14) days after receipt of the notice to undertake, conduct and control, through counsel of its own choosing (which counsel shall be reasonably satisfactory to the applicable Agent(s)) and at its own expense, the settlement or defense of the Claim.  If the Indemnitor undertakes, conducts and controls the settlement or defense of the Claim, the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim.

The indemnity provided for in this Section 9 shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were primarily caused by the negligence or willful misconduct of the Indemnified Party.

If for any reason the foregoing indemnity is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or insufficient to hold each of them harmless in respect of a Claim, the Indemnitor shall contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Indemnitor on the one hand and the Indemnified Parties on the other hand, or if such allocation is determined by a court of competent jurisdiction to be unavailable, the Indemnitor shall contribute to such amount paid by any such Indemnified Party in such proportion as is appropriate to reflect both the relative fault of the Indemnitor and the Indemnified Parties as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any excess of such amount over the amount of the fees actually received by the applicable Agent under this Agreement.

The Agents hereby accept, on behalf of the other Indemnified Parties, the Indemnitor's covenants under this indemnity with respect to such persons and the Agents agree to act as agents and representatives on behalf of such persons in connection with the enforcement of same.

The Indemnitor also agrees to reimburse each of the Agents for the time reasonably spent by such Agent’s personnel in connection with any Claim at their normal per diem rates. An Agent may retain counsel to separately represent the Agent in the defense of a Claim, which shall be at the Indemnitor's expense if (a) the Indemnitor does not promptly assume the defense of the Claim no later than fourteen (14) days after receiving actual notice of the Claim, (b) the Indemnitor agrees to separate representation or (c) the Agent is advised by written legal opinion of counsel that there is an actual or potential conflict in the Indemnitor's and the Agent's respective interests or additional defenses are available to the Agent which makes representation by the same counsel inappropriate.

The obligations of the Indemnitor hereunder are in addition to any liabilities which the Indemnitor may otherwise have to the Agents or any other Indemnified Party. All obligations and liabilities hereunder of each entity included in the definition of the Indemnitor shall be joint and several and as a principal and not as a surety.

10.	Lock Up of Midas Common Shares

During the Lock Up Period, the Selling Shareholder and Vista shall not, without the prior written consent of the Agents, directly or indirectly:

offer, sell, contract to sell, pledge, lend, swap, grant or sell any common shares of Midas owned by the Selling Shareholder or Vista immediately following the Closing (the “Locked Up Shares”);

make any short sale, engage in any hedging transaction, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Locked Up Shares, whether any such transaction is to be settled by delivery of Locked Up Shares, other securities, cash or otherwise; or

to publicly announce an intention to effect any transaction specified in paragraphs (a) or (b) above.

Notwithstanding Section 10.1,  the Selling Shareholder and Vista may

transfer, sell or tender Locked Up Shares pursuant to a take-over bid made to all holders of common shares of Midas or similar acquisition transaction, including a merger, arrangement or amalgamation, involving a change of control of Midas, provided that (i) in the event that the take-over bid or acquisition transaction is not completed, the Locked Up Shares will remain subject to the restrictions contained herein, and (ii) all Locked Up Shares not transferred, sold or tendered, will remain subject to the restrictions contained herein; or

pledge or grant a security interest in the Locked Up Shares to a financial institution or similar lender provided that the pledgee or beneficiary of the security interest enters into an agreement with the Agents to be bound by the restrictions contained herein with respect to the Locked Up Shares.

For greater certainty, it is acknowledged that the Selling Shareholder and Vista will retain all voting rights, rights to dividends and distributions and other rights and entitlements with respect to the Locked Up Shares.

Notwithstanding any other provision, Section 10 shall not operate to effect the Loan Facility or any existing rights of Sprott Lending with respect to common shares of Midas (including any Locked Up Shares) registered in the name of the Selling Shareholder or Vista.

11.	Termination of Agreement

In addition to any other remedies which may be available to the Agents, this Agreement and any orders for the Shares received by an Agent may be terminated by an Agent upon delivery of written notice from such Agent to the Selling Shareholder at any time up to the Closing of the Offering in any of the following events:

there shall have occurred any material change or change in any material fact, or there shall be discovered any previously undisclosed material change or material fact that, in each case, in the reasonable opinion of the Agent, has or would be expected to have a material adverse effect on the market price or value of any of the common shares of Midas, including, without limitation, the Shares;

any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is made by any federal, provincial, state, municipal or other governmental department, securities commission, board, bureau, agency or other instrumentality including, without limitation, the TSX or any securities regulatory authority involving the Selling Shareholder, Midas or any of their respective officers or directors or any law or regulation is enacted or changed which, in the opinion of the Agent, acting reasonably, operates to prevent or restrict the trading of the common shares of Midas or materially and adversely affects or will materially and adversely affect the market price or value of the common shares of Midas, the distribution of the Shares, or adversely affects or might reasonably be expected to adversely affect the marketability, market price or value of the Shares;

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including, without limitation, an act of terrorism) or any law or regulation which, in the opinion of the Agent, adversely affects, or involves, or will or could reasonably be expected to adversely affect, or involve, the financial markets or the business, operations or affairs of Midas and its subsidiaries, taken as a whole;

in the event that the state of the financial markets is such that, in the sole opinion of the Agent, the Shares cannot be profitably marketed; or

if there is a failure by the Selling Shareholder, or otherwise, of the satisfaction of any of the conditions precedent set out in section 7 of this Agreement.

Any such termination shall be effected by notice in writing to the Selling Shareholder at any time prior to the Time of Closing.

12.	General

Any notice to be given hereunder shall be in writing and may be given by facsimile, electronic mail or by hand delivery and shall, in the case of notice to the Selling Shareholder or Vista, be addressed and delivered to:

Vista Gold U.S. Inc. or Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado  80127

Attention: John F. Engele, Chief Financial Officer
Fax No.:(720) 981-1186

Email:jengele@vistagold.com

and in the case of the Agents, be addressed and delivered to:

Haywood Securities Inc.
Suite 700, 200 Burrard Street
Vancouver, British Columbia    V6C 3L6

Attention:Kevin Campbell
Fax No.:(604) 697-7495

Email:kcampbell@haywood.com

Dundee Securities Ltd.
Dundee Place
1 Adelaide Street East, Suite 2200
Toronto,  Ontario M5C 2V9

Attention:Bradley Ralph
Fax No.:(416) 350-3312

Email:bralph@dundeecapitalmarkets.com

The Selling Shareholder and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this section 12.2 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein and this Agreement supersedes any previous agreements, arrangements or understandings among the parties.

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

This Agreement is governed by the laws of British Columbia and the federal laws of Canada applicable therein, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

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16

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, and may be delivered by email or by facsimile transmission, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted shall constitute an agreement between the Selling Shareholder and the Agents enforceable in accordance with its terms.

Yours truly,

) ) ) ) ) ) )	HAYWOOD SECURITIES INC.
By:
Name: Title:

) ) ) ) ) ) )	DUNDEE SECURITIES LTD
By:
Name: Title:

The foregoing is accepted and agreed to as of the date appearing on the first page of this Agreement.

) ) ) ) ) ) )	VISTA GOLD U.S. INC.
By:
Name: Title:

) ) ) ) ) ) )	VISTA GOLD CORP.
By:
Name: Title:

SCHEDULE “A”

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agency Agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

a)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S.  Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the Offering;

b)	“Foreign Issuer” means “foreign issuer” as that term is described in Rule 902(e) of Regulation S;
c)

“General Solicitation” or “General Advertising” means “general solicitation or general advertising” as used in Rule 502(c) of Regulation D, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

d)	“Offshore Transaction” means “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;
e)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;
f)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;
g)	“SEC” means the United States Securities and Exchange Commission;
h)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;
i)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended; and
j)

“U.S. Purchaser” means a Purchaser of Shares that is, or is acting for the account or benefit of, a U.S. Person or person in the United States, or a Purchaser of Shares who was offered such Shares in the United States, or who executes the buy order for the Shares while in the United States.

Representations, Warranties and Covenants of the Agents

Each Agent acknowledges that none of the Shares have been or will be registered under the U.S. Securities Act or any securities laws of any of states of the United States.  Each Agent (on behalf of itself and its U.S. Affiliate), severally and not jointly, represents, warrants and covenants to and with the Selling Shareholder and Vista that:

1.	It and its affiliates and any person acting on its or their behalf have not offered and sold, and will not offer or sell any Shares, except offers outside the United States to non-U.S.

Persons in Offshore Transactions in accordance with Rule 903 of Regulation S, or to, or for the benefit or account of, U.S. Persons or persons in the United States, as provided in paragraphs 2 through 10 below.  Accordingly, none of the Agent, its U.S. Affiliates or any persons acting on its or their behalf, has made or will make (except in compliance with paragraphs 2 through 10 below) (i) any offer to sell or any solicitation of an offer to buy, any Shares to, or for the account or benefit of, any U.S. Person or person in the United States, (ii) any sale of the Shares to any person unless (A) the offer to sell such Shares was not made to such person in the United States, (B) such person was outside the United States and not acting for the account or benefit of a U.S. Person or person in the United States at the time it placed the order to purchase such Shares, or the Agent, its U.S. Affiliates and any person acting on its or their behalf reasonably believe that at the time such person placed the order to purchase such Shares, such person was outside the United States and not acting for the account or benefit of a U.S. Person or person in the United States, and (C) the offer and sale is otherwise in compliance with the applicable requirements of Regulation S, or (iii) any Directed Selling Efforts in the United States with respect to the Shares.

2.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Shares, except with its U.S. Affiliate.  It shall require its U.S. Affiliate to agree, for the benefit of the Selling Shareholder and Vista, to comply with, and shall use its commercially reasonable efforts to ensure that its U.S. Affiliate complies with, the same provisions of this Schedule as apply to such Agent as if such provisions applied to its U.S. Affiliate.

3.

All offers of the Shares by it to, or for the account or benefit of, U.S. Persons or persons in the United States shall be made through its U.S. Affiliate, being duly registered as a broker-dealer pursuant to section 15(b) of the U.S. Exchange Act and the securities laws of each state of the United States in which such offer is made (unless exempted from the respective state’s broker-dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc. at the time of each offer and sale, and in compliance with all applicable federal and state U.S. broker-dealer requirements.

4.

Offers of Shares to, or for the benefit or account of, U.S. Persons or persons in the United States shall not be made by it, its U.S. Affiliate or any person acting on its or their behalf (i) by any form of General Solicitation or General Advertising or (ii) in any manner involving a public offering within the meaning of section 4(a)(2) of the U.S. Securities Act.

5.

Any offer to sell or solicitation of an offer to buy the Shares that has been made or will be made to, or for the account or benefit of, a U.S. Person or a person in the United States by it, its U.S. Affiliate or any person acting on behalf of either was or will be made only to Qualified Institutional Buyers (or persons that the Agent, its U.S. Affiliate, or any person acting on behalf of either reasonably believes are Qualified Institutional Buyers).

6.

It will only offer and sell Shares in those states of the United States that have been pre-approved by the Selling Shareholder and Vista and which do not require any qualification or registration of the offer and sale of the Shares prior or subsequent to such offers and sales pursuant to any applicable securities laws of such states.

7.	It will obtain from each U.S. Purchaser a properly completed and duly executed Certificate of U.S. Purchaser, in such form as the Agents and the Selling Shareholder shall agree, relating to the purchase and potential resale of the Shares by the U.S. Purchaser, prior to the time of purchase of the Shares.
8.

At least two business days prior to the Closing Time, it will provide the Selling Shareholder and Vista with a list of all U.S. Purchasers of the Shares and will provide the Selling Shareholder and Vista with copies of all executed Certificates of U.S. Purchaser.

9.	None of the Agent, its affiliates or any person acting on behalf of any of them has violated or will violate Regulation M under the U.S. Exchange Act in connection with offers and sales of the Shares.

Representations, Warranties and Covenants of the Selling Shareholder

The Selling Shareholder represents, warrants, covenants and agrees that:

1.

To the Selling Shareholder’s knowledge, Midas is, and at the Closing Time will be, a Foreign Issuer and the Selling Shareholder reasonably believes that there is no Substantial U.S. Market Interest with respect to the Shares.

2.

Except for offers and sales of Shares made in compliance with this Schedule “A”, none of the Selling Shareholder, its affiliates or any person acting on its or their behalf (other than the Agents, their U.S. Affiliates, and any person acting on its or their behalf, as to which no representation, warranty, covenant or agreement is made) has made or will make (i) any offer to sell or any solicitation of any offer to buy the Shares to, or for the account or benefit of, a U.S. Person or a person in the United States, or (ii) any sale of such Shares to any person, unless (x) the offer to sell such Shares was not made to such person in the United States, and (y) such person was outside the United States and not acting for the account or benefit of a U.S. Person or person in the United States at the time it placed the order to purchase such Shares, or the Selling Shareholder, its affiliates and any person acting on its or their behalf reasonably believe that at the time such Person placed the order to purchase such Shares, such person was outside the United States and was not acting for the account or benefit of a U.S. Person or person in the United States.

3.

None of the Selling Shareholder, any of its affiliates, or any person acting on its or their behalf (other than the Agents, their affiliates or any person acting on behalf of any of them, as to which no representation, warranty, covenant or agreement is made) (i) has made or will make any Directed Selling Efforts in the United States with respect to the Shares, or (ii) has engaged in or will engage in any form of General Solicitation or General Advertising.  Offers and sales of the Shares to, or for the benefit or account of U.S. Persons or persons in the United States shall not be made by it, its affiliates, or any person acting on its or their behalf (other than the Agents, their U.S. Affiliates or any person acting on behalf of any of them, as to which no representation, warranty, covenant or agreement is made) in any manner involving a public offering within the meaning of section 4(a)(2) of the U.S. Securities Act.

4.

All sales of Shares to U.S. Purchasers will be made directly by the Selling Shareholder.  The Selling Shareholder has not sold, offered for sale or solicited any offer to buy, and will not sell, offer for sale or solicit any offer to buy, any of its securities in a manner that would be integrated with the offer and sale of the Shares and would cause the exemption from registration set forth in section 4(a)(2) of the U.S. Securities Act to become unavailable with respect to offers and sales of the Shares contemplated hereby.
5.

None of the Selling Shareholder, its affiliates, or any person acting on its or their behalf (other than the Agents, their U.S. Affiliates, or any person acting on its or their behalf, as to which no representation, warranty, covenant or agreement is made) has taken or will take any action which would cause the exclusion afforded by Rule 903 of Regulation S or the exemption afforded by section 4(a)(2) of the U.S. Securities Act to be unavailable for the offer and sale of the Shares.

6.

None of the Selling Shareholder, its affiliates or any person acting on behalf of any of them (other than the Agents, their U.S. Affiliates or any person acting on behalf of any of them, as to which no representation, warranty, covenant or agreement is made) has violated or will violate Regulation M under the U.S. Exchange Act in connection with offers and sales of the Shares.